U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MEGALITH FINANCIAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82- 3410369
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

535 5th Ave, 29th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one share of Class A Common Stock and one Warrant	NYSE American LLC

Class A Common Stock, par value $0.0001 per share	NYSE American LLC

Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-226270 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock and warrants to purchase shares of Class A common stock of Megalith Financial Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-226270) initially filed with the U.S. Securities and Exchange Commission on July 20, 2018, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-226270), filed with the Securities and Exchange Commission on July 20, 2018).

3.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-38633), filed with the Securities and Exchange Commission on August 29, 2018).

3.3	Form of Second Amended and Restated Certificate of Incorporation (included as Annex B to the proxy statement/prospectus incorporated as Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-249815), filed with the Securities and Exchange Commission on November 3, 2020).

3.4	Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-249815), filed with the Securities and Exchange Commission on November 3, 2020).

3.5	Form of Amendment to the Amended and Restated Certificate of Incorporation (included as Annex A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 10, 2020).

3.6	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (File No. 333-226270), filed with the Securities and Exchange Commission on August 10, 2018).

3.7	Form of Amended and Restated Bylaws (included as Exhibit F to Annex A to the Proxy Statement/Prospectus, incorporated by reference as Exhibit 3.4 to the Company’s Registration Statement on Form S-4 (File No. 333-249815), filed with the Securities and Exchange Commission on November 3, 2020.

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A-3 (File No. 333-226270), filed with the Securities and Exchange Commission on August 16, 2018).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A-3 (File No. 333-226270), filed with the Securities and Exchange Commission on August 16, 2018).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A-3 (File No. 333-226270), filed with the Securities and Exchange Commission on August 16, 2018).

4.4	Warrant Agreement, dated August 23, 2018, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.1 to the Company’s Current Report Form 8-K (File No. 001-38633), filed with the Securities and Exchange Commission on August 29, 2018).

5.1	Opinion of Ellenoff Grossman & Schole LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1/A-4 (File No. 333-226270), filed with the Securities and Exchange Commission on August 20, 2018

10.1	Investment Management Trust Account Agreement, dated August 23, 2018, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K (File No. 001-38633), filed with the Securities and Exchange Commission on August 29, 2018).

10.2	Amendment No. 1 to the Investment Management Trust Account Agreement, dated August 28, 2018, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by referenced to Exhibit 10.1 on the Company’s Current Report Form 8-K (File No. 001-386333), filed with the Securities and Exchange Commission on May 27, 2020).

10.3	Amendment No. 2 to the Investment Management Trust Account Agreement, dated August 28, 2018, by and between Continental Stock Transfer & Trust Company and the Company (incorporated by referenced to Exhibit 10.1 on the Company’s Current Report on Form 8-K (File No. 001-386333), filed with the Securities and Exchange Commission on November 27, 2020).

10.4	Registration Rights Agreement, dated August 23, 2018, by and among the Company and certain security holders (incorporated by reference to Exhibit 10.3 to the Company’s Current Report Form 8-K (File No. 001-38633), filed with the Securities and Exchange Commission on August 29, 2018).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

MEGALITH FINANCIAL ACQUISITION CORP.

By:	/s/ A.J. Dunklau
A.J. Dunklau
Chief Executive Officer

Dated: December 8, 2020

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